UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2010

CH ENERGY GROUP, INC.
CENTRAL HUDSON GAS & ELECTRIC CORPORATION
 (Exact name of Registrants as specified in their charters)

Commission	Registrant, State of Incorporation	IRS Employer
File Number	Address and Telephone Number	Identification No.

0-30512	CH Energy Group, Inc.	14-1804460
(Incorporated in New York)
284 South Avenue
Poughkeepsie, NY 12601-4839
(845) 452-2000

1-3268	Central Hudson Gas & Electric Corporation	14-0555980
(Incorporated in New York)
284 South Avenue
Poughkeepsie, NY 12601-4839
(845) 452-2000

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 16, 2010, CH Energy Group, Inc. released certain information with respect to the response by its wholly-owned subsidiary, Central Hudson Gas & Electric Corporation (the “Company”), to a significant storm event in its service territory in late February, 2010, including the estimated costs incurred by the Company in its service restoration effort.  On March 17, 2010, the Company issued a press release reporting that it has begun conducting the self-assessment phase of the storm restoration process to determine the effectiveness of its storm emergency plan and including the information released on March 16.

The foregoing information is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended; is not subject to the liabilities of that section and is not deemed incorporated by reference in a filing under the Securities Act of 1933, as amended.  Disclosure of information under this Item 7.01 shall not be deemed an admission as to the materiality of any information disclosed under this item.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits. The following is furnished as an exhibit to this Form 8-K pursuant to Item 6.01 of Regulation S-K:

99	Press Release of Central Hudson Gas & Electric Corporation issued March 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: March 17, 2010	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Vice President-Accounting and Controller

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

Date: March 17, 2010	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Controller

EXHIBIT INDEX

Exhibit No.	Exhibit

99	Press Release of Central Hudson Gas & Electric Corporation dated March 17, 2010